UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

December 27, 2012

Gaia Remedies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-174894	38-3832726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer of Identification No.)

13140 70th Lane NE, Kirkland, Washington 98034

(Address of principal executive offices)

Copy of Communication to:
Befumo & Schaeffer, PLLC
1629 K St. NW #300
Washington, DC 20006
Phone: (202) 973-0186
Fax: (202) 478-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4).

Item 5.01 Changes in Control of Registrant.

On December 27, 2012, Alex Alford Houstoun-Boswall (the “Purchaser”) purchased 3,400,000 common shares, par value $0.001 per share (the “Control Shares”),  of Gaia Remedies, Inc. (the “Registrant”) from Peter Hedly and Joel Whitlock (collectively the “Sellers”).  The Purchaser acquired the Control Shares in private unregistered transactions in exchange for cash consideration in the amount of USD $0.0147 per share.  The source of funds used to purchase the Control Shares was a loan to the Purchaser from Intercontinental Ventures Group Ltd. of Charlestown, Nevis.

Following the purchase of the Control Shares, the Purchaser controls approximately 62.2% of the Registrant’s outstanding common shares.  The Purchaser’s acquisition of the Control Shares resulted in a change of control of the Registrant.  In conjunction with the sale of the Control Shares, the Sellers agreed to tender their respective resignations from all positions as officers and directors of the Registrant.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Effective December 27, 2012,  Mr. Joel Whitlock and Mr. Peter Hedley each tendered their resignations from all positions as officers and directors of the Registrant (collectively the “Resignations”).   The Resignations were not the result of any disagreement with the Registrant, known to any executive officer of the Registrant, on any matter relating to the Registrant’s operations, policies or practices.

(c)  Effective December 27, 2012,  following the change of control of the Registrant, Mr. Alex Alford Houstoun-Boswall was elected as the Registrant’s president and director. Mr. Houstoun-Boswall will act as the Registrant’s principal financial officer, principal accounting officer, and principal operating officer until such positions are otherwise filled.

Background / Experience

Mr. Alex Alford Houstoun-Boswall, 40,  has been a resident of London since 1998.  Since 2001 he has been Director and Executive Chairman of Hampton Court House Ltd., an independent school for children ages three through sixteen.  Mr. Houstoun-Boswall has also served as director of Glendecora Ltd., and Hampton Court Studios, both of which were formed to provide services to Hampton Court House, Ltd..

Mr. Houston Boswall has a diverse background which includes management of a company employing approximately 50 people, and with assets exceeding US $16 million.  He holds a Bachelor of Arts degree in Philosophy from Open University, and has studied mechanical engineering at Imperial College, London, and Industrial Design at Brunel University, Runnymede.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules, including:

1.

Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.

Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.

Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Compensation

Since its inception, none of the Registrant’s executive officers or directors has received any compensation. There is currently no compensatory plan, contract, arrangement or other understanding regarding compensation between the Registrant and any of its former, present or prospective executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaia Remedies, Inc.

	By:	/s/ Alex Alford Houstoun-Boswall
Alex Alford Houstoun-Boswall
President and Director

Date: December 28, 2012

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